UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2006
CARDIAC SCIENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 26, 2006, we entered into a Severance and Release Agreement (“Severance Agreement”) with Peter Foster, our Vice President, Public Access Defibrillation, pursuant to which Mr. Foster’s employment was terminated effective April 30, 2006. Under the Severance Agreement, effective May 4, 2006, Mr. Foster is entitled to receive 5 times his regular base monthly salary to be paid in a lump sum, his regular monthly base salary for 3 months following the termination date, a pro rata portion of bonus, if any, related to the achievement of sales targets, and a subsidy for medical insurance for up to 18 months following termination or upon acceptance of new employment. In addition, Mr. Foster will receive up to $35,000 in moving expenses. No bonus amount will be paid to Mr. Foster.
     The foregoing summary of the Severance Agreement is qualified in its entirety by reference to the full text of the Severance Agreement attached hereto as Exhibit 10.56
Item 1.02. Termination of a Material Definitive Agreement.
     Effective April 30, 2006 the Employment Agreement dated August 30, 2004 between Cardiac Science, Inc., a predecessor company, and Peter Foster was terminated pursuant to the Severance Agreement. The information provided in Item 1.01 is hereby incorporated by reference into this Item 1.02.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
10.56	Severance and Release Agreement dated as of April 26, 2006 between Cardiac Science Corporation and Peter Foster

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ MICHAEL K. MATYSIK
Michael K. Matysik
Senior Vice President and Chief Financial Officer

Dated: May 2, 2006

INDEX TO EXHIBITS
10.56	Severance and Release Agreement dated as of April 26, 2006 between Cardiac Science Corporation and Peter Foster